CONFIDENTIAL

September 7, 2011

The Board of Directors

The Audit and Corporate Practices Committee

América Móvil, S.A.B. de C.V.

Lago Alberto No. 366 Colonia Anahuac, 11320

Mexico, Distrito Federal

Members of the Board and Audit and Corporate Practices Committee:

You have requested our opinion as to the fairness, from a financial point of view, to América Móvil, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (“América Móvil”), of the Cash Consideration (as defined below) to be paid by América Móvil in connection with its proposed acquisition of all of the Telmex Securities (as defined below) that are not owned, directly or indirectly, by América Móvil or by its wholly-owned subsidiaries, Carso Global Telecom, S.A.B. de C.V. (“CGT”) and Empresas y Controles en Comunicaciones, S.A. de C.V. (ECC”), through two public offers, one to be conducted in the United States (the “U.S. Offer”), and a second public offer to be conducted in the United Mexican States (the “Mexican Offer”, and together with the U.S. Offer, the “Offers”). Subject to the terms and conditions as more fully described in the Offer Information Documents (as defined below), América Móvil (i) will commence the U.S. Offer to purchase Series A Shares of Teléfonos de México, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (“Telmex”, and such shares of Telmex, the “Series A Shares”), American Depositary Shares each representing 20 Series A Shares (the “Series A ADSs”), Series L Shares of Telmex (the “Series L Shares), and American Depositary Shares each representing 20 Series L Shares (the “Series L ADSs”, and together with the Series A ADSs, the “Telmex ADSs”) at a price in cash equal to the U.S. dollar equivalent of Ps. 10.50 per Series A Share and Series L Share, and at a price in cash equal to the U.S. dollar equivalent of Ps. 210.00 per Telmex ADS (collectively, the “U.S. Cash Consideration”), and (ii) will concurrently commence the Mexican Offer to purchase Series A Shares, Series L Shares and Series AA Shares of Telmex (the “Series AA Shares”, and together with the Series A Shares and the Series L Shares, the “Telmex Shares”) at a price in cash of Ps. 10.50 per Telmex Share (the “Mexican Cash Consideration, and together with the U.S. Cash Consideration, the “Cash Consideration”), other than Telmex Securities (as defined below) owned by América Móvil, CGT or ECC. The Telmex Shares and the Telmex ADSs are referred to collectively herein as the “Telmex Securities”, and the acquisition of Telmex Securities pursuant to the Offers is referred to herein as the “Transaction”.

In arriving at our opinion, we held discussions with certain senior officers, directors and other representatives of América Móvil concerning the business, operations and prospects of Telmex. We reviewed certain publicly available business and financial information relating to Telmex

The Board of Directors and

The Audit and Corporate Practices Committee

América Móvil, S.A.B. de C.V.

September 7, 2011

and the Offers, including certain press releases and information statements publicly filed by América Móvil and Telmex with respect to the Offers (collectively, the “Offer Information Documents”). We also reviewed certain publicly available business and financial information relating to América Móvil including certain publicly available consensus research analyst estimates relating to América Móvil. We reviewed certain publicly available research analysts’ financial forecasts relating to Telmex as adjusted and extrapolated per the guidance of the management of América Móvil (the “Telmex Public Forecasts”), and have discussed with the management of América Móvil certain potential strategic implications and operational benefits anticipated by the management of América Móvil to result from the Transaction. We reviewed the financial terms of the Offers as set forth in the Offer Information Documents in relation to, among other things; current and historical market prices and trading volumes of the Telmex Shares, the historical earnings and other operating data of Telmex, the projected earnings of Telmex included in the Telmex Public Forecasts and the capitalization and financial condition of Telmex. We also analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Telmex and considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the financial effects of the Transaction. We also considered certain potential pro forma financial effects of the Transaction on América Móvil utilizing, among other things, the Telmex Public Forecasts and publicly available consensus research analyst estimates relating to América Móvil, and the potential implications and operational benefits anticipated by the management of América Móvil to result from the Transaction. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of América Móvil that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. As you are aware, at your direction, we have not reviewed or discussed with senior officers or representatives of Telmex any matters concerning the business, operations or prospects of Telmex. As you are also aware, we have not been provided with access to internal financial forecasts of Telmex or any financial forecasts for Telmex prepared by América Móvil. Accordingly, at the direction of América Móvil and with your consent, we have utilized for purposes of our analyses the Telmex Public Forecasts and have assumed that such forecasts represent América Móvil’s best currently available estimates and judgments with respect to the future financial performance of Telmex and that Telmex will perform substantially in accordance with the Telmex Public Forecasts. With respect to the publicly available consensus research analyst estimates relating to América Móvil and other information and data relating to América Móvil and Telmex (in addition to the Telmex Public Forecasts) utilized in evaluating certain potential pro forma financial effects of the Transaction

The Board of Directors and

The Audit and Corporate Practices Committee

América Móvil, S.A.B. de C.V.

September 7, 2011

on América Móvil, we have been advised by the management of América Móvil and we have assumed, with your consent, that such estimates and other information and data are a reasonable basis upon which to evaluate the future financial performance of América Móvil and Telmex.

We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Telmex nor have we made any physical inspection of the properties or assets of Telmex and we have assumed, with your consent, that there are no material undisclosed liabilities of Telmex for which appropriate reserves or other provisions have not been made. We also have assumed, with your consent, that the Transaction will be consummated in accordance with the terms set out in the Offer Information Documents without waiver, modification or amendment of any material term or condition and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on América Móvil, Telmex or the Transaction (including the contemplated benefits thereof to América Móvil). Representatives of América Móvil have advised us, and we have further assumed, that the terms of the Offers which will be set forth in certain offer documents to be filed by América Móvil in connection with the Offers, will conform in all material respects to the terms described to us and as set forth in the Offer Information Documents. Our opinion does not address any terms (other than the Cash Consideration to the extent expressly specified herein) or other aspects or implications of the Offers or the Transaction, including, without limitation, the form or structure of the Offers or the Transaction or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Offers or the Transaction or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of América Móvil to commence the Offers or effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for América Móvil or the effect of any other transaction in which América Móvil might engage. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the Cash Consideration or any other aspect of the Offers or the Transaction to the shareholders of Telmex other than América Móvil to the extent expressly specified herein. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Cash Consideration or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on América Móvil, Telmex or the Transaction (including the contemplated benefits thereof to América Móvil).

Citigroup Global Markets Inc. has acted as financial advisor to América Móvil in connection with the proposed Transaction and will receive a fee upon delivery of this opinion. We and our affiliates in the past have provided, currently are providing and in the future may provide,

The Board of Directors and

The Audit and Corporate Practices Committee

América Móvil, S.A.B. de C.V.

September 7, 2011

services to América Móvil and certain of its affiliates, for which services we and such affiliates have received, and expect to receive, compensation, including having acted as (i) financial advisor to América Móvil in connection with its acquisition of CGT, (ii) lead book-runner and underwriter in an offering of debt securities by América Móvil, and (iii) joint lead arranger, joint book-runner, joint-lead dealer, co-manager, administrative agent, or lender in connection with certain credit facilities and note offerings of América Móvil. We and our affiliates in the past also have provided, currently are providing, and in the future may provide services to Telmex, for which services we and our affiliates have received, and expect to receive, compensation, including having acted as joint book-runner and lender in connection with various credit facilities of Telmex. In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide services to companies under common control with América Móvil, for which services we and our affiliates have received, and expect to receive compensation including (i) having acted as lender under, and as arranger, administrative agent, syndication agent and book-runner in connection with various credit facilities of certain companies under common control with América Móvil, (ii) having acted as joint lead book-runner, dealer or underwriter for various debt securities offerings by companies under common control with América Móvil, and (iii) providing certain brokerage and trading services to companies under common control with América Móvil. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of América Móvil, Telmex and affiliates of América Móvil for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors and Audit and Corporate Practices Committee of América Móvil (in its capacity as such) in their evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any shareholder of Telmex as to how such shareholder should vote or act on any matters relating to the Transaction. Our opinion may not be quoted, referred to or otherwise disclosed, in whole or in part, nor may any public reference to Citigroup Global Markets Inc. be made, without our prior written consent. Notwithstanding the previous sentence, after consultation with América Móvil to the extent practicable, our opinion may be included in (i) the Schedule TO and its related exhibits to be filed by América Móvil with the Securities and Exchange Commission in connection with the U.S. Offer, (ii) the folleto informativo to be filed by América Móvil with the Comision Nacional Bancaria y de Valores in connection with the Mexican Offer, and (iii) any other proxy statement or similar document relating to the Offers that América Móvil is required to file in any jurisdiction where Telmex has its securities listed and/or registered, provided that it is reproduced in full, and that any description of or reference to Citigroup Global Markets Inc. or any summary of our opinion or description of our analysis in such disclosure document is in a form and substance acceptable to Citigroup Global Markets Inc. and its counsel.

The Board of Directors and

The Audit and Corporate Practices Committee

América Móvil, S.A.B. de C.V.

September 7, 2011

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Cash Consideration to be paid by América Móvil in the Transaction is fair, from a financial point of view, to América Móvil.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

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